                                                           Exhibit No. EX-99.i.2

[SRSY LOGO]

                                             Stradley Ronon Stevens & Young, LLP
                                                        2600 One Commerce Square
                                                     Philadelphia, PA 19103-7098
                                                       Telephone: (215) 564-8000

                               September 21, 2007

Delaware Group Equity Funds IV
2005 Market Street
Philadelphia, PA  19103

     Subject:    Delaware Group Equity Funds IV, a Delaware statutory trust (the
                 "Trust") - Post-Effective Amendment No. 39, Amendment No. 39 to
                 Registration  Statement  on  Form  N-1A, to  be filed under the
                 Securities Act of 1933 and the Investment  Company Act of 1940,
                 respectively (the "Post-Effective Amendment")

Ladies and Gentlemen:

     This opinion is given in connection  with the filing of the  Post-Effective
Amendment  relating to an indefinite amount of shares of beneficial  interest of the Delaware Global Real Estate Securities Fund and the Delaware Healthcare Fund
(collectively the "Funds") of the Trust.

     In connection with our giving of this opinion, we have examined: (i) a copy of the Trust's Certificate of Trust, as filed with the Secretary of State of the
State of  Delaware  on  December  17,  1998;  (ii)  the  Trust's  Agreement  and
Declaration  of Trust,  dated  December 17, 1998, as amended  November 15, 2006;
(iii) the Trust's Amended and Restated By-Laws;  (iv) resolutions of the Trust's
Board of Trustees adopted August 15, 2007; and (iv) a Good Standing Certificate,
dated September 19, 2007, from the Secretary of State of the State of Delaware.

     Based upon the  foregoing  examination,  it is our opinion  that,  upon the effectiveness of the  Post-Effective  Amendment,  the Class A, Class C, Class R,
and Institutional  Class shares of beneficial interest of the Funds, when issued upon  the  terms  and  for the  consideration  described  in the  Post-Effective
Amendment, will be validly issued, fully paid and non-assessable.

     This letter expresses our opinion only as to the provisions of the Delaware
Statutory  Trust Act  governing the issuance of shares of the Trust and does not extend to the  securities  or "blue sky" laws of the State of  Delaware or other
States or to Federal securities or other laws.

     We  hereby  consent  to the  use  of  this  opinion  as an  exhibit  to the
Post-Effective Amendment.

                                      Very truly yours,

                                      STRADLEY, RONON, STEVENS & YOUNG, LLP

                                      BY:   /s/ Michael D. Mabry
                                            Michael D. Mabry, a partner